UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2018

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                  The Compensation Committee of the Board of Directors of Red Robin Gourmet Burgers, Inc. (the “Company”) awarded to Guy J. Constant, the Company’s Executive Vice President and Chief Financial Officer, restricted stock units (the “RSU”) with a grant date of May 30, 2018 and a grant date fair value of $850,000.  The RSU will be issued pursuant to the Company’s 2017 Performance Incentive Plan (the “2017 Plan”) and will vest over five years, with 20% vesting on each of the second, third, and fourth anniversaries of the award and 40% on the fifth anniversary of the award, subject to continued employment through each such vesting date.

The RSU would vest in full in  the event of Mr. Constant’s death or disability.  If the Company terminates Mr. Constant’s employment without cause, the vesting of the RSU would be pro-rated according to a schedule based on Mr. Constant’s completed months of service. If Mr. Constant voluntarily terminates his employment with or without good reason or retires from the Company, the RSUs would be forfeited.  Upon the occurrence of a change in control event as described in the 2017 Plan, the RSU will fully vest only if Mr. Constant’s employment with the Company is terminated by the Company without cause within the two-year period following such change in control event

The foregoing summary of the material terms of the RSU is qualified by reference to the full RSU award agreement, a copy of which is expected to be filed with the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter of 2018, and to the terms of the 2017 Plan, which has been previously filed by the Company as Exhibit 10.32 to the Company’s most recent Annual Report on Form 10-K and which is incorporated herein by reference.

ITEM 5.07                    Submission of Matters to a Vote of Security Holders

The Company held its annual stockholders meeting on May 30, 2018 at its corporate headquarters in Greenwood Village, Colorado. Of the 12,971,479 shares of common stock issued and outstanding as of the record date, 11,875,959 shares of common stock (approximately 91.55%) were present or represented by proxy at the annual meeting. The Company’s stockholders elected all of the directors nominated by the Company’s board of directors; approved, on an advisory basis, the compensation of the Company’s named executive officers; and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The vote results for the matters submitted to stockholders are as follows:

1.              Election of directors:

Name	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES	% OF VOTES CAST
Cambria W. Dunaway	11,253,490	48,349	5,345	568,775	99.5%
Kalen F. Holmes	11,249,112	52,705	5,367	568,775	99.5%
Glenn B. Kaufman	11,252,950	48,889	5,345	568,775	99.5%
Aylwin B. Lewis	11,252,632	49,207	5,345	568,775	99.5%
Steven K. Lumpkin	11,253,297	48,540	5,347	568,775	99.5%
Pattye L. Moore	11,243,387	58,432	5,365	568,775	99.5%
Stuart I. Oran	11,248,798	53,041	5,345	568,775	99.5%
Denny Marie Post	11,253,714	48,123	5,347	568,775	99.5%

2.              Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
11,218,672	80,532	7,978	568,775	99.3%

3.              Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2018:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES	% OF VOTES CAST
11,865,331	5,342	5,286	0	99.9%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 1, 2018

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Michael L. Kaplan
Name:	Michael L. Kaplan
Title:	Chief Legal Officer